Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Third Quarter 2026 Financial Results
– Fifth Consecutive Quarter of In-Service Office Occupancy Growth to 85.6%; Executed 534,000 Square Feet of Office Leases –
– HPP's Share of Debt Reduced 14% Year-Over-Year with $840 Million of Liquidity, Pro Forma –
– Full-Year Guidance Raised and Narrowed –
____________
LOS ANGELES (November 5, 2026)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP") today announced financial and operating results for the third quarter 2026.
Victor Coleman, Hudson Pacific's CEO and Chairman, commented, "Our third quarter results build on the momentum we established last quarter. We signed more than half a million square feet of office leases, bringing our year-to-date total to 2.4 million square feet, up 40% from the first nine months of last year, and grew in-service office occupancy for the fifth consecutive quarter. Core FFO per share and same-store cash NOI each grew approximately 8% year-over-year, and our studio business continued to gain traction, with Sunset Pier 94 now more than 82% leased and our Hollywood stages holding steady at 95% leased.
"We also further enhanced our financial flexibility. Pro forma for our recent asset sales and senior notes repurchase, our share of debt is down 14% year-over-year, and we have $840 million of liquidity. Looking ahead, our leasing pipeline remains above 2 million square feet, with more than 1 million square feet now in advanced stages, nearly twice the level of a year ago. A pipeline of similar size set the stage for a very strong 2026, and the greater maturity of today’s pipeline further positions us to extend our earnings growth into 2027."
Financial Results Compared to Third Quarter 2025
•Total revenue of $180.9 million compared to $186.6 million, primarily due to asset dispositions, partially offset by improved office occupancy and studio production activity
•General and administrative expenses of $12.3 million, improved from $13.7 million, due to cost savings initiatives
•Net loss of $218.1 million, or $3.38 per diluted share, compared to $136.5 million, or $2.12 per diluted share, primarily due to non-cash impairments and a loss on the sale of office properties, partially offset by a prior-year deconsolidation loss
•Core FFO grew to $18.6 million, or $0.28 per diluted share, compared to $16.7 million, or $0.26 per diluted share, up approximately 8% on a per share basis, primarily driven by improved same-store NOI and lower non-real estate depreciation due to the exit of non-core Quixote operations, partially offset by asset sales
◦Adjustments to FFO totaled $(2.8) million, or $(0.04) per diluted share, primarily reflecting gains on Quixote lease terminations, a prior-period property tax refund and the sale of non-real estate assets, partially offset by non-core Quixote costs, compared to $2.0 million, or $0.03 per diluted share
•FFO increased to $21.4 million, or $0.33 per diluted share, up from $14.6 million, or $0.22 per diluted share, reflecting higher Core FFO
•AFFO of $(5.1) million, or $(0.08) per diluted share, compared to $12.3 million, or $0.19 per diluted share, primarily reflecting higher capital expenditures associated with lease-up activity
•Same-store cash NOI of $85.2 million grew 8.3% from $78.7 million, driven by improved office occupancy and studio production activity

Hudson Pacific Properties, Inc.
Press Release

Office Leasing
•Executed 74 leases totaling 533,708 square feet (49% new / 51% renewal)
◦Signed a 65,000-square-foot renewal and expansion lease through 2033 with Rivian and Volkswagen Group Technologies at Clocktower Square in Palo Alto
•GAAP and cash rents on new and renewal leases signed increased 6.0% and 0.4%, respectively, compared to prior leases for the same space
•In-service office portfolio occupancy improved for the fifth consecutive quarter to 85.6% (up 310 basis points sequentially) and leased rate rose to 86.1% (up 330 basis points sequentially)
◦Excluding the impact of asset sales and the removal of Fourth & Traction from the in-service portfolio for seismic work required to re-tenant the building, occupancy and leased rate increased sequentially 80 and 100 basis points, respectively
•Following the expiration of its 38,000-square-foot lease subsequent to quarter-end, Weil, Gotshal & Manges would comprise 0.9% of HPP’s share of annualized base rent, dropping to #14 among the Company’s 15 largest office tenants
Studio Leasing
•In-service studio stages were 74.7% leased on a trailing three-month basis, stable compared to the prior quarter, and 75.1% on a trailing 12-month basis (up 50 basis points sequentially)
◦Hollywood studio stages remained 95.0% leased, and Sunset Pier 94 Studios reached 82.2% leased (up 370 basis points sequentially)
Dispositions
•Sold 2001 Gateway in North San Jose and 875 and 899 Howard in San Francisco for an aggregate $90.5 million, with net proceeds used to partially fund the subsequent repurchase of senior notes
•Subsequent to the quarter, sold Skyport Plaza in North San Jose for $75.5 million, with net proceeds used to pay down the unsecured revolving credit facility
Re-Entitlement
•Subsequent to the quarter, secured entitlements to convert approximately 164,000 square feet of office space at 901 Market in San Francisco into 136 residential units above the existing ground-floor retail
Balance Sheet as of September 30, 2026
•Total liquidity of $955.8 million consisting of $160.5 million in unrestricted cash and cash equivalents and full availability of $795.3 million under the unsecured revolving credit facility
◦Pro forma for the subsequent senior notes repurchase and the sales of Skyport Plaza and a non-core Quixote asset, total liquidity of $840.4 million, consisting of $75.1 million in unrestricted cash and cash equivalents and $765.3 million of availability under the unsecured revolving credit facility
•Net debt to undepreciated book value (HPP's share) of 32.1%, with 100.0% of debt fixed or capped at a weighted average interest rate of 4.9%
•Pro forma for the subsequent senior notes repurchase and asset sales, debt (HPP's share) of $2.7 billion, down $425.0 million, or 14%, from a year ago
•Together with its joint venture partner, extended the $1.1 billion Hollywood Media Portfolio CMBS loan to November 2027, with no principal paydown and an unchanged spread, and SOFR fixed at 3.50%
•Subsequent to the quarter, repurchased $200.0 million of senior notes due 2027 and 2028 at a discount to par, funded with cash on hand, including recent asset sale proceeds, and borrowings under the unsecured revolving credit facility

Hudson Pacific Properties, Inc.
Press Release

Dividend
•The Board of Directors declared and paid a dividend of $0.296875 per share on the 4.750% Series C cumulative preferred stock
Sustainability
•Named a GRESB Sector Leader for the sixth consecutive year and earned a 5-Star rating in the 2026 Real Estate Assessment
•Ranked 1st in the US Office, Listed peer group for the second consecutive year, and 1st among all listed participants in the Americas
2026 Outlook
Hudson Pacific is increasing and narrowing its full-year 2026 Core FFO outlook to $1.15 to $1.21 per diluted share, from the prior range of $1.12 to $1.20.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. While the Company has received no indication that Weil, Gotshal & Manges will stop paying rent, it has conservatively excluded that rent from the outlook for the balance of the year.

The 200 basis point improvement to average in-service office occupancy reflects actual results for the first three quarters and estimates for the fourth quarter. The 175 basis point improvement to same-store property cash NOI growth reflects full-year estimates for the revised same-store pool. Both improvements are essentially attributable to the sales of 875 Howard and Skyport Plaza and the temporary removal of Fourth & Traction from the in-service and same-store portfolios for seismic upgrades ahead of re-leasing. Absent these changes, the Company likely would have maintained its prior outlook for both metrics.

The outlook otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

The table below reflects key assumptions for this outlook:

Unaudited, in thousands

	Full-Year 2026
	Assumptions
Metric	Low	High
Average in-service office occupancy	82.0%	84.0%
Growth in same-store cash NOI(1)(2)	0.00%	1.00%
GAAP non-cash revenue(3)	$8,500	$13,500
GAAP non-cash expense(4)	$(5,500)	$(7,500)
General and administrative expenses(5)	$(47,000)	$(53,000)
Interest expense(6)	$(151,500)	$(161,500)
Non-real estate depreciation and amortization	$(11,500)	$(13,500)
FFO from unconsolidated joint ventures	$2,500	$4,500
FFO attributable to non-controlling interests	$(20,500)	$(24,500)
FFO attributable to preferred units/shares	$(20,000)	$(20,000)
Weighted average common stock/units outstanding—diluted(7)	65,200	66,200
(1)Same-store defined as consolidated 34 office properties and three studio properties owned and stabilized as of January 1, 2025, and anticipated to be owned and stabilized through December 31, 2026.
(2)See non-GAAP information below for cash NOI definition.
(3)Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.
(4)Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.
(5)Includes estimated $7.0 million of non-cash compensation expense.

Hudson Pacific Properties, Inc.
Press Release

(6)Includes estimated $8.8 million of non-cash interest expense.
(7)Diluted shares represent Company ownership through shares of common stock, OP Units and other convertible or exchangeable instruments. Weighted average fully diluted common stock/units outstanding for 2026 includes estimated dilution of stock grants to executives under long-term incentive programs. This estimate is based on award potential as of the end of the most recently completed quarter, calculated in accordance with ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's third quarter 2026 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss third quarter 2026 financial results at 9:00 a.m. PT / 12:00 p.m. ET on November 5, 2026. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.
About Hudson Pacific Properties
Hudson Pacific Properties, Inc. (NYSE: HPP) owns, operates, develops and redevelops top-tier office real estate across high-barrier-to-entry West Coast gateway markets, including the San Francisco Bay Area, Los Angeles, Seattle and Vancouver. The company also owns a studio platform unique among publicly traded REITs, comprising one of the largest independent studio operations in Los Angeles, along with an additional studio in New York. Hudson Pacific's in-service portfolio of 44 properties includes approximately 12.1 million square feet of office space and approximately 1.7 million square feet of studio space, leased to investment-grade and blue-chip tenants in technology and media, balanced by legal, government, retail and financial and business services users. The company has been named a GRESB Global Sector Leader for six years running and was one of the first REITs to achieve carbon neutrality across its operations, which it has maintained since 2020. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance.

Hudson Pacific Properties, Inc.
Press Release

Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	9/30/26	12/31/25
	(Unaudited)
ASSETS
Investment in real estate, at cost	$7,420,950	$7,793,299
Accumulated depreciation and amortization	(2,039,688)	(1,953,048)
Investment in real estate, net	5,381,262	5,840,251
Non-real estate property, plant and equipment, net	51,668	72,397
Cash and cash equivalents	160,533	138,358
Restricted cash	44,035	23,770
Accounts receivable, net	11,309	14,923
Straight-line rent receivables, net	207,933	195,425
Deferred leasing costs and intangible assets, net	389,735	307,390
Operating lease right-of-use assets	283,042	333,258
Prepaid expenses and other assets, net	93,189	86,607
Investment in unconsolidated real estate entities	253,566	246,835
Goodwill	8,754	8,754
Assets associated with real estate held for sale	84,321	—
TOTAL ASSETS	$6,969,347	$7,267,968

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,347,461	$3,351,458
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	319,664	209,382
Operating lease liabilities	309,907	343,886
Intangible liabilities, net	14,783	17,772
Security deposits, prepaid rent and other	88,175	74,369
Liabilities associated with real estate held for sale	1,340	—
Total liabilities	4,147,466	4,063,003

Redeemable preferred units of the operating partnership	2,795	2,795
Redeemable non-controlling interest in consolidated real estate entities	49,591	50,581

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares issued and outstanding at 9/30/26 and 12/31/25	425,000	425,000
Common stock, $0.01 par value, 103,200,000 authorized, 54,277,747 and 54,227,096 shares issued and outstanding at 9/30/26 and 12/31/25, respectively.	529	529
Additional paid-in capital	2,173,015	2,548,488
Accumulated other comprehensive income (loss)	5,901	(1,860)
Total HPP stockholders' equity	2,604,445	2,972,157
Non-controlling interest—members in consolidated real estate entities	57,028	67,869
Non-controlling interest—units in the operating partnership	108,022	111,563
Total equity	2,769,495	3,151,589
TOTAL LIABILITIES AND EQUITY	$6,969,347	$7,267,968

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26	9/30/25
REVENUES
Office
Rental revenues	$144,743	$148,290	$439,570	$457,216
Service and other revenues	3,868	6,289	10,836	18,407
Total office revenues	148,611	154,579	450,406	475,623
Studio
Rental revenues	12,492	13,567	39,778	41,108
Service and other revenues	19,790	18,471	60,859	58,347
Total studio revenues	32,282	32,038	100,637	99,455
Total revenues	180,893	186,617	551,043	575,078
OPERATING EXPENSES
Office operating expenses	71,066	71,577	210,423	215,355
Studio operating expenses	27,412	32,382	93,260	109,915
General and administrative	12,341	13,709	36,918	59,968
Depreciation and amortization	77,859	94,085	240,714	281,921
Total operating expenses	188,678	211,753	581,315	667,159
OTHER (EXPENSES) INCOME
Loss from unconsolidated real estate entities	(503)	(744)	(1,899)	(2,203)
Fee income	1,049	1,082	3,120	3,917
Interest expense	(40,938)	(41,726)	(117,408)	(133,368)
Interest income	713	2,212	2,928	4,770
Management services reimbursement income—unconsolidated real estate entities	1,071	1,084	3,293	3,182
Management services expense—unconsolidated real estate entities	(1,071)	(1,084)	(3,293)	(3,182)
Transaction-related expenses	(262)	(139)	(1,045)	(590)
Unrealized loss on non-real estate investments	(9,189)	(2,098)	(11,991)	(2,335)
(Loss) gain on sale of real estate, net	(20,284)	—	(20,284)	10,007
Impairment loss	(147,825)	—	(198,265)	(18,476)
Loss on deconsolidation of real estate entity	—	(77,907)	—	(77,907)
Loss on extinguishment of debt	—	(207)	—	(3,702)
Gain (loss) on lease terminations, sale of assets and other	3,153	601	(1,605)	516
Total other expenses	(214,086)	(118,926)	(346,449)	(219,371)
Loss before income tax provision	(221,871)	(144,062)	(376,721)	(311,452)
Income tax provision	(331)	(24)	(1,073)	(672)
Net loss	(222,202)	(144,086)	(377,794)	(312,124)
Net income attributable to Series A preferred units	(44)	(53)	(132)	(320)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(15,141)	(15,141)
Net loss attributable to non-controlling interest in consolidated real estate entities	3,330	9,966	6,787	24,108
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,053	974	2,783	2,771
Net loss attributable to common units in the operating partnership	4,853	1,779	7,737	6,382
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(218,057)	$(136,467)	$(375,760)	$(294,324)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(3.38)	$(2.12)	$(5.83)	$(7.74)
Net loss attributable to common stockholders—diluted	$(3.38)	$(2.12)	$(5.83)	$(7.74)
Weighted average shares of common stock outstanding—basic	64,492	64,433	64,477	38,023
Weighted average shares of common stock outstanding—diluted	64,492	64,433	64,477	38,023

Hudson Pacific Properties, Inc.
Press Release

Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26	9/30/25
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(222,202)	$(144,086)	$(377,794)	$(312,124)
Adjustments:
Depreciation and amortization—consolidated	77,859	94,085	240,714	281,921
Depreciation and amortization—non-real estate assets	(3,516)	(8,919)	(10,555)	(27,353)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,719	1,250	4,922	3,408
Loss on deconsolidation of real estate entity	—	77,907	—	77,907
Loss (gain) on sale of real estate, net	20,284	—	20,284	(10,007)
Impairment loss—real estate assets	147,825	—	198,265	18,476
Unrealized loss on non-real estate investments	9,189	2,098	11,991	2,335
FFO attributable to non-controlling interests	(4,647)	(2,611)	(17,522)	(12,616)
FFO attributable to preferred shares and units	(5,091)	(5,100)	(15,273)	(15,461)
FFO to common stock/unit holders	21,420	14,624	55,032	6,486
Adjustments:
Transaction-related expenses	262	139	1,045	590
Non-core Quixote lease terminations	(2,474)	622	2,537	7,109
Non-core Quixote Studios & Services	1,911	—	5,463	—
Prior-period property tax refund	(1,894)	—	(4,141)	—
Gain on sale of non-real estate assets	(636)	—	(636)	—
Refundable payroll tax credit interest income	—	—	(543)	—
Loan swap non-cash reevaluation	—	—	(488)	682
Early debt repayment expenses	—	114	—	5,185
Employee separation costs (cost-savings initiatives)	—	1,163	—	1,163
Forfeiture of non-cash compensation agreements	—	—	—	14,280
Termination of Quixote non-compete agreement (cost-savings initiatives)	—	—	—	1,402
Write-off of transportation assets (cost-savings initiatives)	—	—	—	626
Core FFO(3) to common stock/unit holders	$18,589	$16,662	$58,269	$37,523

Weighted average common stock/units outstanding—diluted	65,902	65,298	65,894	38,857
FFO per common stock/unit—diluted	$0.33	$0.22	$0.84	$0.17
Core FFO per common stock/unit—diluted	$0.28	$0.26	$0.88	$0.97
(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Hudson Pacific Properties, Inc.
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(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

(3)    Core Funds from Operations (“Core FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. We compute Core FFO by adjusting FFO to common stock/unit holders to exclude items that we believe are not indicative of the ongoing operating performance of our office and studio portfolio, such as items arising from capital markets, financing or transaction activity, non-cash changes in fair value, restructuring, cost-savings initiatives and operations we have committed to exit, including non-core Quixote Studios & Services and amounts relating to prior periods. We make these adjustments consistently to both income and expense items, and each adjustment is quantified in our reconciliation of FFO to Core FFO. We believe Core FFO facilitates period-to-period comparisons of our operating performance. Core FFO is not defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and may not be comparable to similarly titled measures of other REITs. Core FFO should not be viewed as an alternative measure of our operating performance. Like FFO, it does not reflect real estate depreciation and amortization or the capital expenditures and leasing costs needed to maintain our properties. In addition, Core FFO excludes items that may recur in future periods and that could materially impact our results from operations and cash available for distribution.

Hudson Pacific Properties, Inc.
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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26	9/30/25
Core FFO	$18,589	$16,662	$58,269	$37,523
Adjustments:
GAAP non-cash revenue(2)	(2,715)	(270)	(9,275)	(4,645)
GAAP non-cash expense(3)	1,213	1,289	4,758	4,781
Non-real estate depreciation and amortization	3,516	8,919	10,555	25,325
Non-cash interest expense	3,768	2,556	7,395	11,730
Share/unit-based compensation expense	1,619	3,553	5,052	12,252
Recurring capital expenditures, tenant improvements and lease commissions	(31,084)	(20,383)	(96,140)	(78,998)
AFFO	$(5,094)	$12,326	$(19,386)	$7,968

Weighted average common stock/units outstanding—diluted	65,902	65,298	65,894	38,857
AFFO per common stock/unit—diluted	$(0.08)	$0.19	$(0.29)	$0.21

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to Core FFO HPP's share non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.
(2)    Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.
(3)    Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.

Hudson Pacific Properties, Inc.
Press Release

Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	9/30/26	9/30/25
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”) AND SAME-STORE CASH NET OPERATING INCOME ("NOI")
Net loss	$(222,202)	$(144,086)
Adjustments:
Loss from unconsolidated real estate entities	503	744
Fee income	(1,049)	(1,082)
Interest expense	40,938	41,726
Interest income	(713)	(2,212)
Management services reimbursement income—unconsolidated real estate entities	(1,071)	(1,084)
Management services expense—unconsolidated real estate entities	1,071	1,084
Transaction-related expenses	262	139
Unrealized loss on non-real estate investments	9,189	2,098
Loss on sale of real estate, net	20,284	—
Impairment loss	147,825	—
Loss on deconsolidation of real estate entity	—	77,907
Loss on extinguishment of debt	—	207
Gain on lease terminations, sale of assets and other	(3,153)	(601)
Income tax provision	331	24
General and administrative	12,341	13,709
Depreciation and amortization	77,859	94,085
NOI	$82,415	$82,658

NOI BREAKDOWN
Same-store office cash revenues	143,246	136,907
Straight-line rent	5,788	3,438
Amortization of above/below-market leases, net	992	1,012
Amortization of lease incentive costs	(3,934)	(1,829)
Same-store office revenues	146,092	139,528
Same-store studios cash revenues	19,289	15,390
Straight-line rent	(668)	(444)
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	18,612	14,937
Same-store revenues	164,704	154,465

Same-store office cash expenses	66,005	64,214
Straight-line rent	317	367
Share/unit-based compensation expense	2	11
Amortization of above/below-market ground leases, net	641	641
Same-store office expenses	66,965	65,233
Same-store studio cash expenses	11,318	9,424
Share/unit-based compensation expense	3	124
Same-store studio expenses	11,321	9,548
Same-store expenses	78,286	74,781
Same-store NOI	86,418	79,684
Non-same-store NOI	(4,003)	2,974
NOI	$82,415	$82,658

(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating

Hudson Pacific Properties, Inc.
Press Release

our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.